UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): March 11, 2005


                   THE READER'S DIGEST ASSOCIATION, INC.
          (Exact name of registrant as specified in its charter)


           Delaware                     1-10434              13-1726769
(State or other jurisdiction of     (Commission File      (I.R.S. Employer
 incorporation or organization)         Number)         Identification Number)



                Pleasantville, New York               10570-7000
        (Address of principal executive offices)      (Zip Code)


            Registrant's telephone number, including area code:
                              (914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14a-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As part of a comprehensive review of the executive compensation program of The Reader's Digest Association, Inc. (the "Company"), the Compensation and Nominating Committee of the Company's Board of Directors (the "Compensation Committee") has approved for fiscal 2006 a redesigned executive incentive program under which the named executive officers and other executive officers may receive annual incentive awards under the Senior Management Incentive Plan and the Management Incentive Compensation Plan (together, the "Annual Incentive Plans") and the long-term incentive awards under the 2002 Key Employee Long Term Incentive Plan (the "Long Term Incentive Plan") as described below. The intent of the redesigned program is to strengthen and clarify the relationship between executive pay, Company performance and shareholder value creation. Under the new design, awards under the Annual Incentive Plans and the Long Term Incentive Plan work together as components of a participant's total incentive compensation opportunity. The Compensation Committee allocates the total incentive compensation opportunity of each executive officer between annual incentive awards under the Annual Incentive Plans and long-term incentive awards under the Long Term Incentive Plan. The allocation will depend on the participant's employment grade level and will emphasize variable pay over fixed pay and long-term incentive over short-term incentive.

The Compensation Committee has approved the methodology for the determination of the incentive pool and allocation of awards under the Annual Incentive Plans in which the named executive officers and other executive officers may participate. The business criteria and performance goals have not been determined. Beginning with fiscal 2006 awards, determination of incentive pools under the Annual Incentive Plans for each of the Company's major business units (a "Business Unit") and corporate staff functions (a "Staff Function") will be based on a combination of Company corporate performance results and the particular Business Unit's or Staff Function's performance results. For executive officers, the proportion of the Business Unit (or Staff Function) performance versus Company corporate performance for the incentive pool is as follows: (i) for the Chief Executive Officer, 100% on Company corporate performance; (ii) for the heads of each Business Unit, 60% of that Business Unit's performance and 40% Company corporate performance; (iii) for the heads of each Staff Function, 60% Company corporate performance and 40% of that Staff Function's performance, and (iv) for the other executive officers with respect to Staff Function, the Company's corporate performance will have a greater weight than under (iii). Individual award amounts, ranging from 0%-200% of the participant's target annual incentive award (which is from 70% to 74% of the midpoint of the salary range for the grade level for named executive officers (other than the Chief Executive Officer, which will be determined subsequently) and from 51% to 65% of such midpoint for other executive officers), will be determined based on an assessment of individual performance and will take into account the overall performance of the Company, Business Unit or Staff Function, as appropriate.

In addition, the Compensation Committee has approved for fiscal 2005 and fiscal 2006 the components of the long-term incentive program under Long Term Incentive Plan for the named executive officers and other executive officers. The business criteria and performance goals have not been determined. For long-term incentive awards in fiscal 2006, the named executive officers and other executive officers will receive components of long-term incentive compensation as follows: between 55%-50% will be in performance-based restricted stock units and between 45%-50% will be in stock options. Performance-based restricted stock units will include one or more performance goals to be attained by the end of each three-year award performance cycle to determine the number of units earned, ranging from 0%-300% of target, and will be paid out in cash based on the Company's stock price at the end of the performance cycle. The maximum target percentage is intended for superior performance results. For fiscal 2005, the named executive officers and other executive officers received long-term compensation in the form of stock options and restricted stock, and will receive performance-based restricted stock units for the three-year cycle commencing in fiscal 2005 as a transition to the redesigned program, with respective weights of approximately 37%, 25% and 38%. Stock options vest annually in equal installments over a four-year period beginning on the first anniversary of the date of grant and restricted stock vests one-third after the second, third and fourth anniversaries of the date of grant.

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                                 SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  THE READER'S DIGEST ASSOCIATION, INC.
                                  (Registrant)


Date: March 16, 2005              /s/ Michael A. Brizel
                                  -------------------------------------
                                  Michael A. Brizel
                                  Senior Vice President and General Counsel